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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2015

WEINGARTEN REALTY INVESTORS

(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125,

Houston, Texas 77008

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

On May 14, 2015, Weingarten Realty Investors (the “Company”) closed an underwritten public offering of $250 million aggregate principal amount of 3.850% senior notes due 2025 (the "Notes"). The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on September 29, 2014. The Notes are governed by the terms of an Indenture, dated as of May 1, 1995, as amended by a First Supplemental Indenture, dated as of August 2, 2006, and a Second Supplemental Indenture, dated as of October 9, 2012 (collectively, the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association), as trustee.

The Notes will mature on June 1, 2025. The Notes are subject to redemption at the Company’s option at any time in whole or in part, at any time or from time to time, prior to maturity. The redemption price for any of the Notes that are redeemed before March 1, 2025 will be equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points; plus, in either case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, the redemption date. If the Notes are redeemed on or after March 1, 2025, the Company may redeem the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The estimated net proceeds to the Company were approximately $246 million after deducting the underwriting discount and other estimated expenses of the offering payable by the Company. The Company intends to use the net proceeds to repay a portion of the amount outstanding under its $500 million unsecured revolving credit facility. The borrowings under this credit facility were used for general business purposes, including for working capital, repayment of maturing debt, redemption of all of the outstanding depositary shares, each representing 1/100 of a share of the Company's 6.50% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, at a redemption price per depositary share of $25.00, plus accumulated and unpaid distributions up to, but excluding, the redemption date, in an amount equal to $0.2392 per depositary share, for a total payment of $25.2392 per depositary share or an aggregate of approximately $151.4 million, and for the acquisition, development and redevelopment of shopping centers.

In connection with the offering of the Notes, the Company entered into an underwriting agreement dated May 7, 2015 with Wells Fargo Securities, LLC, Jefferies LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters, which is filed as Exhibit 1.1 hereto.

The description in this Current Report of the Notes is not intended to be a complete description, and the description is qualified in its entirety by the full text of the form of note which is attached as an exhibit to this Current Report.

ITEM 9.01. Financial Statements And Exhibits.

(d)	Exhibits.

Exhibit	Description

1.1*	Underwriting Agreement, dated May 7, 2015, between Weingarten Realty Investors and Wells Fargo Securities, LLC, Jefferies LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters.

4.1*	Form of 3.850% Senior Note due 2025.

5.1*	Opinion of Dentons US LLP as to the legality of the securities being registered.

8.1*	Opinion of Dentons US LLP as to certain tax matters.

23.2	Consent of Dentons US LLP (included in Exhibit 5.1 hereto).

23.3	Consent of Dentons US LLP (included in Exhibit 8.1 hereto).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015	WEINGARTEN REALTY INVESTORS

	By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

1.1*	Underwriting Agreement, dated May 7, 2015, between Weingarten Realty Investors and Wells Fargo Securities, LLC, Jefferies LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters.

4.1*	Form of 3.850% Senior Note due 2025.

5.1*	Opinion of Dentons US LLP as to the legality of the securities being registered.

8.1*	Opinion of Dentons US LLP as to certain tax matters.

23.2	Consent of Dentons US LLP (included in Exhibit 5.1 hereto).

23.3	Consent of Dentons US LLP (included in Exhibit 8.1 hereto).